Exhibit 10.144

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of is made as of October 20, 2020, by and among Solectrac, Inc., a California benefit corporation (the “Company”) and Ideanomics, Inc., a Nevada corporation (“Purchaser”).

The parties hereby agree as follows:

1.Purchase and Sale.

1.1Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to Purchaser at the Closing 1,428,571 shares of Common Stock, $0.0001 par value per share (the “Common Stock”), at a purchase price of $0.91 per share. The shares of Common Stock issued to Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2Closing; Delivery.

(a)The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on the date of this Agreement, or at such other time and place as the Company and Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(b)At the Closing, the Company shall deliver to Purchaser a certificate representing the Shares against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company.

1.3Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b)“Code” means the Internal Revenue Code of 1986, as amended.

(c)“Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(d)“Governmental Authority” means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, arbitral body, ministry, court or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi governmental authority established to perform any of such functions.

(e)“Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(f)“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of Steve Heckeroth1. Additionally, for purposes of Section 2.8, the Company shall be deemed to have “knowledge” of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent Laws.

(g)“Laws” means all statutes, laws (common and statutory, criminal and civil), rules, treaties, conventions, legislations, codes, regulations, restrictions, ordinances, orders, approvals and directives of, or issued by, all Governmental Authorities or any similar provision having the force of law.

(h)“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(i)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(k)“Stockholders’ Agreement” means the agreement among the Company, Purchaser, and certain other stockholders of the Company dated as of the date of this Agreement, in the form of Exhibit A attached to this Agreement.

(l)“Transaction Agreements” means this Agreement and the Stockholders’ Agreement.

2.Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser that, except as set forth on the Disclosure Schedule delivered by the Company to Purchaser simultaneously with the execution and delivery of this Agreement, which

1 NTD: Other knowledge parties to be confirmed.

exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections. The Company has no subsidiaries.

2.1Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2Capitalization.

(a)The authorized capital of the Company consists, immediately prior to the Closing, of 20,000,000 shares of Common Stock, 7,450,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities Laws. Except as set forth on Section 2.2(a) of the Disclosure Schedule, the Company holds no Common Stock in its treasury.

(b)The Company has reserved 7,500,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2019 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, 650,000 shares have been issued pursuant to restricted stock purchase agreements of which 50,000 have been purchased back by the Company, options to purchase 450,000 shares have been granted and are currently outstanding, and 6,450,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. The Company has furnished to Purchaser complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) outstanding stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; and (iv) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Sections 2 and 3.2 of the Stockholders’ Agreement, and (C) the securities and rights described in Section 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or preferred stock, or any securities convertible into or exchangeable for shares of Common Stock or preferred stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(d)None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including, without limitation, in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e)409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(f)The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.

2.3Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Stockholders’ Agreement may be limited by applicable federal or state securities Laws.

2.5Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities Laws and liens or encumbrances created by or imposed by Purchaser. Assuming the accuracy of the representations of Purchaser in Section 3 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities Laws.

2.6Governmental Consents and Filings. Assuming the accuracy of the representations made by Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable securities Laws, which have been made or will be made in a timely manner.

2.7Litigation. There is no claim, action, suit, proceeding, arbitration,complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company arising out of their employment or board relationship with the Company, (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements, or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8Intellectual Property.

(a)The Company owns or possesses or reasonably believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement or misappropriation of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b)To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate, any intellectual property rights of any other party.

(c)Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.

(d)The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(e)Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past.

(f)Section 2.8(f) of the Disclosure Schedule lists all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, and licenses to and under any of the foregoing, in each case owned by the Company.

(g)The Company has not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any obligation for the Company with respect to Company

Intellectual Property owned by the Company, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company Intellectual Property.

(h)No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

(i)To the Company’s knowledge, no other Person is infringing, misappropriating, or otherwise violating any of the Company Intellectual Property.

2.9Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Articles of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10 Agreements; Actions.

(a)Except for the Transaction Agreements or as set forth on Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)Except as set forth on Section 2.10(b) of the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

(c)The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions.

(a)Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and Confidential Information Agreements (as defined below), (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes or written consents of the Board of Directors (previously provided to Purchaser or its counsel), and (iv) the Transaction Documents, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b)The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.12 Rights of Registration and Voting Rights. The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Stockholders’ Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14 Financial Statements. The Company has delivered to Purchaser (i) its unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended December 31, 2019 and (ii) its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of August 31, 2020 (the “Balance Sheet Date,” and such statements in clauses (i) and (ii), collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15 Changes. Since the Balance Sheet Date there has not been:

(a)any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)any resignation or termination of employment of any officer or Key Employee of the Company;

(h)any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n)any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16 Employee Matters.

(a)Section 2.16(a) of the Disclosure Schedule sets forth a detailed list of all of the Company’s current employees and independent contractors. To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b)The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. To the Company’s knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity Laws and with other Laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c)To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(c)(i) of the Disclosure Schedule or as required by Law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(c)(ii) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d)The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Company’s Board of Directors.

(e)Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(f)Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable Laws for any such employee benefit plan.

(g)The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(h)To the Company’s knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the federal bankruptcy Laws or any state insolvency Law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices Law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (v) informed, following an internal investigation: (x) by the Company that such Key Employee or director has violated any Company policy regarding appropriate workplace behavior or any Company anti-harassment or anti-discrimination policy prohibiting discrimination and/or harassment at the Company, or (y) by any prior employer of the violation of any substantially similar policy.

2.17 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable Governmental Authority. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18 Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to Purchaser or its counsel (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to Purchaser or its counsel. The Company is not aware that any of its Key Employees is in violation of any agreement described in this Section 2.19.

2.20 Permits. To the Company’s knowledge, the Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business. To the Company’s knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. All such franchises, permits, licenses, and authorities are validly held by the Company. During the past twelve (12) months the Company has not received written notice of any proceedings relating to the revocation or modification of any of the same and none will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. No written notice has been received by the Company with respect to any failure by the Company to have any franchise, permit, license, or authorization.

2.21 Corporate Documents. The Articles of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form provided to Purchaser. To the Company’s knowledge, the copy of the minute books of the Company provided to Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders.

2.22 83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.

2.23 Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any Governmental Authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section 2.23, “Environmental Laws” means all federal, state and local Laws enacted and in effect on or prior to the Closing Date, concerning pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, control or cleanup of any hazardous materials, substances or wastes.

2.24 Foreign Corrupt Practices Act. To the Company’s knowledge, neither the Company nor any of its directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign Governmental Authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Law. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anticorruption Law, and to ensure that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption Law (collectively, “Enforcement Action”).

2.25 Data Privacy. In connection with its collection, storage, use, transfer and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable Laws (collectively “Personal Information”) by or on behalf of the Company, the Company is and has been in compliance with (i) all applicable Laws (including, without limitation, Laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) the Company’s privacy policies and public written statements regarding the Company’s privacy or data security practices, and (iii) the requirements of any contract codes of conduct or industry standards by which the Company is bound. The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Company is and has been in compliance in all material respects with all Laws relating to data loss, theft and breach of security notification obligations. With respect to all user data and personal information collected or obtained by the Company, to extent applicable, the Company has taken commercially reasonable steps necessary to ensure that the user data and personal information is protected against loss and unauthorized or illegal access, use, modification, disclosure or transfer. To the Company’s knowledge, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, modification or disclosure of or access to Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company such that Privacy Requirements require or required the Company to notify Government Authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company’s confidential information or trade secrets that reasonably would be expected to result in a Material Adverse Effect.

2.26 Export Control Laws. The Company has conducted all export transactions in accordance with applicable provisions of United States export control Laws, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control Laws of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

2.27 CFIUS Representations. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

2.28 Product Liability and Product Recall. The Company does not have knowledge of any fact (including without limitation, knowledge of any material defect in any Company product) that could form the basis of any claim against the Company for material injury to person or property caused by any products manufactured, marketed, sold or distributed by the Company. Section 2.28(a) of the Disclosure Schedule sets forth (i) a list of all known claims asserted against the Company asserting any (A) liability for injury to person or property caused by any products manufactured, sold or distributed by the Company or (B) claim in respect of any product warranty and (ii) the aggregate dollar amount paid by the Company and its insurers in respect of such claims. Except as set forth on Section 2.26(a) of the Disclosure Schedule, there have not been any recalls or, to the Company’s knowledge, proposed recalls of products (whether instituted by the Company or requested or directed by any Governmental Authority or otherwise), and the Company has not otherwise withdrawn any products, manufactured, distributed or sold by it (excluding product returns). None of the Company’s products or any of the materials received by the Company from any of its suppliers currently has any defects or other adverse quality issues.

2.29 No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated by the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated by the SEC under the Securities Act, any person or entity listed in the first paragraph of Rule 506(d)(1).

2.30 Disclosure. The Company has made available to Purchaser all the information reasonably available to the Company that Purchaser has requested for deciding whether to acquire the Shares, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). To the Company’s knowledge, no representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3.Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

3.1Authorization. Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which Purchaser is a party, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Stockholders’ Agreement may be limited by applicable federal or state securities Laws.

3.2Compliance with Other Instruments. Purchaser is not in violation or default (i) of any provisions of its Articles of Incorporation or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to Purchaser, except, in each case, as would not reasonably be expected to interfere with, prevent, or materially delay Purchaser’s ability to enter into and perform its obligations under the Transaction Agreements to which it is a party or to consummate the transactions contemplated by the Transaction Agreements. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company, except in each case, as would not reasonably be expected to interfere with, prevent, or materially delay Purchaser’s ability to enter into and perform its obligations under the Transaction Agreements to which it is a party or to consummate the transactions contemplated by the Transaction Agreements.

3.3Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to Purchaser’s knowledge, currently threatened that questions the validity of the Transaction Agreements or the right of Purchaser to enter into them, or to consummate the transactions contemplated by the Transaction Agreements.

3.4No “Bad Actor” Disqualification. Purchaser is familiar with the “bad actor” provisions of Rule 506(d) promulgated by the SEC under the Securities Act and Purchaser is not, and has not been, subject to or experienced any of the events described in Rule 506(d)(1)(i)-(viii).

3.5Purchase Entirely for Own Account. This Agreement is made with

Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Shares to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.6Disclosure of Information. Purchaser has had an opportunity to discuss the

Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Purchaser to rely thereon.

3.7Restricted Securities. Purchaser understands that the Shares have not been,

and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.8No Public Market. Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.9Legends. Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND

UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE

SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR
HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THIS ENTITY IS A BENEFIT CORPORATION ORGANIZED UNDER PART 13 (COMMENCING WITH SECTION 14600) OF DIVISION 3 OF TITLE 1 OF THE CALIFORNIA CORPORATIONS CODE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SHARES.”

(a)Any legend set forth in, or required by, the other Transaction Agreements.

(b)Any legend required by the securities Laws of any state to the extent such Laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.10 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.11 No General Solicitation. Neither Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.12 Principal Office. The address of the principal place of business of Purchaser is 55 Broadway, 19th Floor, New York, NY 10006.

4.Closing Deliverables of the Company. The Company shall deliver to Purchaser at or prior to the Closing the following:

4.1Stockholders’ Agreement. The Stockholders’ Agreement, duly executed by the Company and the other parties thereto (other than Purchaser).

4.2Secretary’s Certificate. A certificate executed by the secretary of the Company certifying (i) the Articles of Incorporation and Bylaws of the Company as in effect at the Closing and (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

5.Closing Deliverables of Purchaser. Purchaser shall deliver to the Company at or prior to the Closing the Stockholders’ Agreement, duly executed by Purchaser.

6.Miscellaneous.

6.1Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the date that is the two (2)-year anniversary of the Closing, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchaser or the Company.

6.2Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3Governing Law. This Agreement shall be governed by the internal law of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of such State.

6.4Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6Notices.

(a)General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Jackson Law Offices, 245 East Laurel St, Fort Bragg, CA 95437, Attn: James A. Jackson, Email:  and if notice is given to Purchaser, a copy (which copy shall not constitute notice) shall also be given to Venable LLP, 1290 Avenue of the Americas, 20th Floor, New York, NY 10104, Attn: William N. Haddad, Email:

6.7No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8Fees and Expenses. All fees and expenses incurred in connection with the transactions contemplated by the Transaction Agreements shall be paid by the party incurring such expenses, whether or not such transactions are consummated.

6.9Amendments and Waivers. Any term of this Agreement may be amended,terminated or waived only with the written consent of the Company and Purchaser. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon Purchaser and each transferee of the Shares, each future holder of all such securities, and the Company.

6.10Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.13Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.14Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

6.15No Commitment for Additional Financing. The Company acknowledges and agrees that Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:
By:

Name: Stephen Heckeroth
Title: Chief Executive Officer

Address: 30151 Navarro Ridge Road, Albion CA 95410

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

PURCHASER:

IDEANOMICS, INC.
By:

Name: Alf Poor

Title: Chief Executive Officer

Address: 1441 Broadway, Suite 5116, New York, NY 10018

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT